EXHIBIT 5.1
HOGAN & HARTSON


November 3, 2006

Board of Directors
Essex Corporation
6708 Alexander Bell Drive
Columbia, Maryland 21046-2306

Ladies and Gentlemen:

We are acting as counsel to Essex Corporation, a Virginia corporation (the "COMPANY"), in connection with its registration statement on Form S-8 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the registration of up to 1,000,000 shares of common stock, no par value per share (the "SHARES"), reserved for issuance pursuant to the Company's New Employee Stock Inducement Plan (the "PLAN"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

             1.       An executed copy of the Registration Statement.

             2. The Articles of Incorporation, as amended, as certified by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on October 25, 2006 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

             3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

             4. The Plan as adopted by the Board of Directors of the Company and as certified by the Secretary of the
                      Company on the date hereof as being complete, accurate and in effect.

             5. Certain resolutions of the Board of Directors of the Company relating to, among other things, approval of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

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Board of Directors
Essex Corporation
November 3, 2006
Page 2

             6. A certificate of the Secretary of the Company, dated the date hereof, as to certain facts relating to the Company.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Virginia Stock Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Virginia Stock Corporation Act, as amended" includes the statutory provisions contained therein, all applicable provisions of the Virginia Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                            Very truly yours,

                                            /s/HOGAN & HARTSON L.L.P.

                                            HOGAN & HARTSON L.L.P.